EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126149) pertaining to the Earle M. Jorgensen Holding Company, Inc. Option Plan, Earle M. Jorgensen Company 2004 Stock Incentive Plan and Earle M. Jorgensen Stock Bonus Plan, of our report dated May 12, 2005, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) for the year ended March 31, 2005.

/s/ Ernst & Young LLP

Orange County, California

June 24, 2005